As filed with the Securities and Exchange Commission on September 16, 1996
                                                Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           AAMES FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                          95-4340340
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

3731 WILSHIRE BOULEVARD, 10TH FLOOR, LOS ANGELES, CALIFORNIA 90010 (213)351-6100
               (Address, Including Zip code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             BARBARA S. POLSKY, ESQ.
                           AAMES FINANCIAL CORPORATION
                       3731 WILSHIRE BOULEVARD, 10TH FLOOR
                          LOS ANGELES, CALIFORNIA 90010
                                 (213) 351-6100
            (Name, Address, Including Zip code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             ----------------------
                                    Copy to:

                         C.N. FRANKLIN REDDICK III, ESQ.
                        TROOP MEISINGER STEUBER & PASICH
                            10940 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 824-7000


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                        Amount to Be      Proposed Maximum Offering        Proposed Maximum           Amount of
  TITLE OF SHARES TO BE REGISTERED     Registered(1)         Price Per Share(1)       Aggregate Offering Price(2)  Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------

   Debt Securities and Common Stock,         ---                     ---                     $300,000,000              $103,448
   par value $0.001 per share(3)
- ------------------------------------------------------------------------------------------------------------------------------------

     (1)   Not included pursuant to Rule 457(o).

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     (3) Includes certain Preferred Stock Purchase Rights of Registrant, exercisable upon the occurrence of certain events. See "Description of Capital Stock -- Anti-takeover Provisions" in the Prospectus which constitutes a part of this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated September __, 1996


                                   PROSPECTUS


                                  $300,000,000

                           AAMES FINANCIAL CORPORATION




                        DEBT SECURITIES AND COMMON STOCK
                                  ------------

         This Prospectus relates to the public offering by Aames Financial Corporation, a Delaware corporation ("Aames" or the "Company"), of its unsecured debt securities which may be issued from time to time in one or more series (the "Debt Securities") and shares of its Common Stock, par value $0.001 per share (the "Common Stock"), with an aggregate public offering price of up to $300,000,000. The Debt Securities and the Common Stock are collectively referred to herein as the "Securities."

         In the case of Debt Securities, the specific title, the aggregate principal amount, the purchase price, the maturity, the rate (or method of calculation) and time of payment of interest, if any, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, any redemption or sinking fund provisions, any conversion provisions, any subordination terms, any covenants and any other specific term of the Debt Securities will be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). In the case of Common Stock, the specific number of shares and the issuance price per share will be set forth in the Prospectus Supplement. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability. If so specified in the Prospectus Supplement, Securities may be issued, in whole or in part, in book-entry form. The Risk Factors applicable to any offering of the Securities will be contained in the Prospectus Supplement.

         Securities may be sold directly, through agents from time to time, through underwriters and/or dealers or through a combination of such methods. If any agent of the Company or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the Prospectus Supplement. See "Plan of Distribution."

         This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                                  ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION REVIEWED OR PASSED UPON THE ACCURACY OR
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                   The date of this Prospectus is ______, 1996

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement, and the exhibits and schedules thereto which may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). For further information with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1025, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Company's Common Stock is listed.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference into this
Prospectus:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and

         (2) the Company's Current Reports on Form 8-K dated July 10, 1996, August 7, 1996, August 13, 1996 and September 12, 1996 (including Form 8-K/A dated September 16, 1996).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are expressly incorporated by reference into such documents). Written requests for such copies should be directed to the Company's Secretary at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010, or made by telephone at
(213) 351-6100.

                                   THE COMPANY

         Aames Financial Corporation (the "Company"), founded in 1954, is a consumer finance company engaged in the business of originating, purchasing, selling and servicing home equity mortgage loans secured by single family residences. The Company's principal market is credit-impaired borrowers who have significant equity in their homes but whose borrowing needs are not being met by traditional financial institutions due to credit exceptions or other factors. The Company focuses its efforts on collateral lending and believes that it originates and purchases a greater proportion of lower credit grade loans ("C-" and "D" loans) than most other lenders to credit-impaired borrowers. These lower credit grade loans are characterized by lower combined loan-to-value ratios and higher average interest rates than higher credit grade loans ("A-," "B" and "C" loans). The Company believes lower credit-quality borrowers represent an underserved niche of the home equity loan market and present an opportunity to earn a superior return for the risks assumed. Although the Company has historically experienced delinquency rates that are higher than those prevailing in its industry, management believes the Company's historical loan losses are generally lower than those experienced by most other lenders to credit-impaired borrowers because of the lower combined loan-to-value ratios on the Company's lower credit grade loans. The mortgage loans originated and purchased by the Company are generally used by borrowers to consolidate indebtedness or to finance other consumer needs rather than to purchase homes. Consequently, the Company believes that it is not as dependent as traditional mortgage bankers on levels of home sales or refinancing activity prevailing in its markets.

         The Company originates and purchases loans through three production channels. The Company has historically originated its loans through its retail loan office network. In 1994, the Company diversified its production channels to include a wholesale correspondent program which consisted initially of purchasing loans from other mortgage bankers and financial institutions underwritten in accordance with the Company's guidelines. In fiscal 1996, this program was expanded to include the purchase of loans in bulk from other mortgage bankers and financial institutions. On August 28, 1996, the Company acquired One Stop Mortgage, Inc. ("One Stop"), which further diversified the Company's production channels to include the originations and purchase of mortgage loans from a network of independent mortgage brokers. While the Company intends to continue focusing on its traditional niche in the "C-" and "D" credit grade loans, the Company also intends to continue to diversify the loans it originates and purchases through its three production channels to include more "A-," "B" and "C" credit grade loans. The Company underwrites every loan it originates and re-underwrites and reviews appraisals on all loans it purchases.

         Substantially all of the mortgage loans originated and purchased by the Company are sold in the secondary market through public securitizations in order to enhance profitability, maximize liquidity and reduce the Company's exposure to fluctuations in interest rates. In a securitization, the Company recognizes a gain on the sale of loans securitized upon the closing of the securitization, but does not receive the excess servicing, which is payable over the actual life of the loans securitized. The excess servicing represents, over the estimated life of the loans, the excess of the weighted average interest rate on the pool of loans sold over the sum of the investor pass-through rate, normal servicing fee and the monoline insurance fee. The net present value of that excess (determined based on certain prepayment and loss assumptions) less transaction expenses is recorded as excess servicing gain or loss at the time of the closing of the securitization. The Company securitized and sold in the secondary market $107 million, $317 million and $791 million of loans in the years ended June 30, 1994, 1995 and 1996, respectively. Each of the Company's securitizations has been credit-enhanced by insurance provided by a monoline insurance company to receive ratings of "Aaa" by Moody's Investors Service and "AAA" from Standard & Poor's.

         The Company retains the servicing rights (collecting loan payments and handling borrower defaults) to substantially all of the loans it originates or purchases. At June 30, 1996, the Company had a servicing portfolio of $1.25 billion, 27% of which was serviced by subservicers. In fiscal 1996, the Company serviced directly all loans in its servicing portfolio which were secured by mortgaged properties located in Arizona, California, Colorado, Nevada, Oregon, Utah and Washington. Loans secured by properties located in other states were serviced through one or more subservicers which were paid a fee per loan and a participation in certain other fees paid by the borrowers. The Company will implement in fiscal 1997 a new servicing system which will provide the Company the capability to service in house all loans originated or purchased by it regardless of the state in which the mortgaged property is located

         The Company is a Delaware corporation with the principal executive offices located at 3731 Wilshire Boulevard, 10th floor, Los Angeles, California 90010, telephone number (213) 351-6100.

                                 USE OF PROCEEDS

         The primary purpose of this Offering is to provide the Company with additional capital to fund its growth, including increasing the amount of loans the Company can fund and hold for pooling and sale in the secondary market, general corporate purposes, and for the possible acquisition of other related businesses as opportunities arise. Although the Company from time to time considers acquisitions and other opportunities for future growth, the Company has not entered into any arrangement, agreement, or understanding with respect to future acquisitions. Pending their ultimate application, the net proceeds will be invested in high quality, short-term, interest-bearing investments and deposit accounts.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The Company's ratio of earnings to fixed charges represents the ratio of (i) the sum of income before taxes plus interest expense to (ii) interest expense. The ratio of earning to fixed charges for each of the five fiscal years ended June 30, 1992, 1993, 1994, 1995 and 1996 was 25:1, 41:1, 29:1, 6.4:1
and 6.7:1, respectively.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (the "Trustee"). The statements under this caption are brief summaries of certain provisions contained in the Indenture, do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is an exhibit to and incorporated in the Registration Statement. Terms used but not defined under this caption have the meanings given to them in the Indenture.

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions do not apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

         The Indenture does not limit the amount of Debt Securities that may be issued thereunder, and the Indenture provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company's board of directors ("Board of Directors").

         Debt Securities of a series may be issuable in registered form with or without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. Reference is made to the Prospectus Supplement for a description of the following terms, where applicable, of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) the limit, if any, on the aggregate principal amount or aggregate initial public offering price of such Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the principal of the Debt Securities will be payable; (6) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same; (7) the date or dates from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the date, if any, specified in the Debt Security as the "Regular Record Date" for such interest payment dates; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) each office or agency where, subject to the terms of the applicable Indenture, the Debt Securities may be presented for registration of transfer or exchange; (10) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable; (11) the date or dates, if any, after which such Debt Securities may be redeemed or purchased in whole or in part, at the option of the Company, or may be required to be purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof; (12) the denomination or denominations in which such Debt Securities are authorized to be issued; (13) any index used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities; (14) whether any of the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of such Bearer Securities and any provisions regarding the transfer or exchange of such Bearer Securities (including exchange for registered Debt Securities of the same series); (15) the payment of any additional amounts with respect to the Debt Securities; (16) information with respect to book-entry procedures not currently set forth in the Indenture; (17) any additional covenants or Events of Default not currently set forth in the Indenture; and (18) any other terms of such Debt Securities.

EVENTS OF DEFAULT, WAIVERS, ETC.

         An Event of Default with respect to Debt Securities of any series is defined in the Indenture as (i) default in the payment of the principal of or premium, if any, on any Debt Security of such series when due, (ii) default in the payment of interest upon any Debt Security of such series when due and the continuance of such default for a period of 30 days, (iii) default in the observance or performance of any other covenant or agreement of the Company or any Guarantor in the Debt Securities of such series or the Indenture and continuance of such default for 30 days after written notice, (iv) certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor or (v) any other Event of Default provided with respect to Debt Securities of any series.

         If any Event of Default (other than certain events of bankruptcy, insolvency or reorganization) with respect to any series of Debt Securities for which there are Debt Securities outstanding under the Indenture occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal amount of all Debt Securities of that series to be immediately due and payable. If any Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor occurs, the principal amount of all Debt Securities of that series shall be ipso facto immediately due and payable. The holders of a majority in aggregate principal amount of the Debt Securities of any series outstanding under the Indenture may waive the consequences of an Event of Default resulting in acceleration of such Debt Securities, but only if all Events of Default have been remedied and all payments due (other than those due as a result of acceleration) have been made. If an Event of Default occurs and is continuing, the Trustee may in its discretion, or at the written request of holders of not less than a majority in aggregate principal amount of the Debt Securities of any series outstanding under the Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Indenture, proceed to protect the rights of the holders of all the Debt Securities of such series. If the Trustee fails within 60 days after its receipt of such a written request and offer of indemnity to institute any such proceeding, any holder of a Debt Security who has previously given notice to the Trustee of a continuing Event of Default may institute such a proceeding. The holders of a majority in aggregate principal amount of Debt Securities of any series outstanding under the Indenture may waive any past default under the Indenture with respect to such series except a default in the payment of principal of, premium, if any, or interest on the Debt Securities of such series and except for the waiver of a covenant or provision that, pursuant to the Indenture, cannot be modified or amended without the consent of holders of all such Debt Securities then outstanding.

         The Indenture provides that in the event of an Event of Default specified in clause (i) or (ii) of the first paragraph under "Events of Default, Waivers, Etc.," the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such Debt Security, the whole amount then due and payable on such


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
Debt Security for principal, premium, if any, and interest. The Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, the applicable Trustee may, among other things, institute a judicial proceeding for the collection thereof.

         The Indenture also provide that notwithstanding any other provision of the Indenture, each holder of any Debt Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Debt Security when due and that such right may not be impaired without the consent of such holder.

         The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Indenture or the Debt Securities.

GUARANTEE

         The Indenture provides that one or more guarantors (the "Guarantors") may guaranty the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company under the Debt Securities of any series and the Indenture (a "Guarantee"). The liability of any Guarantor under a Guarantee is independent of and not in consideration of or contingent upon the liability of the Company or any other party obligated under the Debt Securities or the Indenture, and a separate action or actions may be brought or prosecuted against any such Guarantor, whether or not any action is brought or prosecuted against the Company or any other party obligated under the Debt Securities or the Indenture or whether the Company or any other party obligated under the Debt Securities or the Indenture is joined in any such action or actions. Such Guarantee, however, will be limited to an amount not to exceed the maximum amount that can be Guaranteed by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under Section 548 of the Federal Bankruptcy Code or any applicable provisions of comparable state law.

         The Guarantee of any Guarantor is a continuing guaranty and will remain in full force and effect until payment in full of all of the guaranteed obligations.

REGISTRATION AND TRANSFER

         Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States Federal income tax consequences and other special considerations, procedures and limitations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

         Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities issued as Registered Securities will be without coupons. Debt Securities issued as Bearer Securities will have interest coupons attached, unless issued as zero coupon securities.

         Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other Debt Securities of the same series at the office of the security registrar appointed by the Company (the "Security Registrar") specified according to the terms of the applicable Indenture. The Company has agreed in the Indenture that, with respect to Registered Securities having the City of New York as a place of payment, the Company will appoint a Security Registrar or a co-security registrar, as may be appropriate (the "Co-Security Registrar"), located in the City of New York for such transfer or exchange. Unless otherwise provided in the applicable Prospectus Supplement, such transfer or exchange shall be made without service charge, but the Company may require payment of any taxes or other governmental charges as described in the applicable Indenture. Provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series (including, if applicable, Registered Securities) will be described in the applicable Prospectus Supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

GLOBAL SECURITIES


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
         Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Debt Securities in the form of one or more Global Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

         Payments of principal of, premium, if any, and interest on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any person authorized by the Company to pay the principal of, premium, if any, or interest on any Debt Securities or any coupons appertaining thereto on behalf of the Company ("Paying Agent"), and the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

         If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive Debt Securities of such series in definitive form in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (ii) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. Certain restrictions may apply, however, on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the applicable security register kept by the Company ("Security Register"). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such payment.

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time or, at the option of the holder, by check mailed to any address outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such interest payment date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

CONDOLIDATION, MERGER OR SALE OF ASSETS

         The Indenture provides that neither the Company nor any Guarantor may, without the consent of the holders of the Debt Securities outstanding under the Indenture, consolidate with, merge into or transfer all or substantially all of the property and assets of any division or line of business to any single person, unless (i) any such successor assumes the Company's or such Guarantor's obligations on the applicable Debt Securities and under the Indenture, (ii) after giving effect thereto, no Event of Default shall have happened and be continuing and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and the supplemental indenture pursuant to which the successor assumes the

Company's or such Guarantor's obligations on the applicable Debt Securities comply with Article 10 of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. Accordingly, unless otherwise specified in an applicable Prospectus Supplement, any such consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not create any Event of Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described above under "Events of Default, Waivers, Etc." Additionally, upon any such consolidation or merger, or any such conveyance or transfer of the properties and assets of the Company or any Guarantor substantially as an entirety, the successor person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under the Indenture with the same effect as if such successor person had been named as the Company or such Guarantor. In the event of any such conveyance or transfer, the Company as the predecessor corporation and such Guarantor shall be relieved of all obligations and covenants under the Indenture and may be dissolved, wound up and liquidated at any time thereafter.

LEVERAGED AND OTHER TRANSACTIONS

         The Indenture contains no provisions which would afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities. Provisions, if any, applicable to any such transaction will be described in an applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

         The Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of such Debt Securities, except that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to the Indenture, or reduce the principal amount thereof or any premium thereon or the rate of interest thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter the Indenture.

         The Indenture also provides that, without the consent of any holder of Debt Securities, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more supplemental Indenture to the Indenture to (i) evidence the succession of another corporation or person to the Company or any Guarantor, as the case may be, in the Indenture and in the Debt Securities, (ii) evidence and provide for a successor Trustee, (iii) add to the covenants of the Company or any Guarantor for the benefit of the holders of Debt Securities of all or any series or to surrender any right or power conferred upon the Company or any Guarantor in the Indenture, (iv) cure any ambiguity, correct or supplement any provision which may be inconsistent or make any other provisions with respect to matters or questions arising under the Indenture, provided the interests of the holders of Debt Securities of any series are not adversely affected, (v) add any additional Events of Default, (vi) make certain changes with respect to Bearer Securities which do not adversely affect the interests of the holders of Debt Securities of any series, (vii) add to, change or eliminate any provision of the Indenture; provided that such addition, change or elimination (a) becomes effective only when there is no Debt Security outstanding of a series created prior to the execution of such supplemental indenture which is adversely affected or (b) does not apply to any outstanding Debt Securities, (viii) establish the form or terms of Debt Securities of any series as permitted under the Indenture, (ix) evidence any changes to corporate Trustee eligibility authorized by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or (x) add to or change or eliminate any provision of the Indenture as necessary to comply with the Trust Indenture Act provided such action does not adversely affect the interests of the holders of Debt Securities of any series.

GOVERNING LAW

         The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

         The Indenture contains certain limitations on the right of the Trustee, if and when the Trustee becomes a creditor of the Company (or any other obligor upon the Debt Securities), regarding the collection of such claims against the Company (or any such other obligor). Except as provided in the following sentence, the Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. If the Trustee acquires any conflicting interest and there is a default with respect to any series of Debt Securities, it must eliminate such conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

         The total number of shares that the Company is authorized to issue is 51,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. The following statements are brief summaries of certain provisions relating to the Company's capital stock.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled, subject to the rights of holders of Preferred Stock issued by the Company, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

         The holders of Common Stock, as such, have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock. All the outstanding shares of Common Stock are, and the shares of Common Stock to be issued on conversion of the Debentures offered hereby will be, validly issued, fully paid and nonassessable.

         The Company distributes periodic reports and other information, including notices of annual meetings and special meetings of the stockholders of the Company, to recordholders of Common Stock to the addresses indicated on the Company's stock records.

PREFERRED STOCK

         The Board of Directors has the authority to issue the authorized and unissued Preferred Stock in one series with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized under certain circumstances as a way of discouraging, delaying or preventing an acquisition or change in control of the Company.
The Company does not currently intend to issue any shares of its Preferred
Stock.

ANTI-TAKEOVER PROVISIONS

         The Company's Certificate of Incorporation and Bylaws include a number of provisions which may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include a classified Board of Directors, the inability of stockholders to take action by written consent without a meeting, the inability of stockholders to call for a special meeting of stockholders under certain circumstances without the approval of the Board and the inability of stockholders to remove directors without cause.

         The Company's employment arrangements with its Chief Executive Officer, Chief Operating Officer, Executive Vice President and President of One Stop, and certain other senior executives provide for the payment of multiple years of compensation and acceleration of stock options in the event of certain changes in control.

         Each share of the Company's outstanding Common Stock also evidences one stock purchase right (a "Right") pursuant to the terms and conditions of a Stockholders' Rights Plan adopted by the Company in June 1996 (the "Rights Plan"). In general, the Rights will not be exercisable, or transferable, apart from the Common Stock, until the tenth day after a person or group (other than an "Exempt Person" as defined in the Rights Plan) either: (i) acquires beneficial ownership of 15% or more of the outstanding Common Stock; or (ii) commences a tender offer or an exchange offer, to acquire beneficial ownership of 15% or more of the outstanding Common Stock; or (iii) who previously acquired 15% or more of the Common Stock in a transaction approved by the Board of Directors increases its ownership of Common Stock by more than 1%; or (iv) files a registration statement with the SEC with respect to an exchange offer to acquire 15% or more of the Common Stock; or (v) who beneficially owns 10% or more of the outstanding Common Stock is declared an "Adverse Person" by the Board of Directors

         Following an event described above, each Right will be converted into a right to purchase from the Company, for the Exercise price, that number of one one-hundredth (1/100th) of a share of Preferred Stock (or, in certain circumstances, Common Stock, cash, property, or other securities of the Company) having a market value of twice the Exercise Price. Further, if after the Rights become exercisable, the Company or a majority of its assets or earning power is acquired by merger, consolidation, transfer, sale or otherwise, each Right will be converted into the right to purchase that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, having a market value of twice the Exercise Price. In general, no Adverse Person, nor the person or group whose purchase transaction or tender or exchange offer triggers the exercisability of the Rights, nor any of that person's or group's transferees, may exercise Rights held by them.

         Each Right, at the option of the holder of the Right, also may be exercised without the payment of cash. In such case, the Right's holder will receive securities having a value equal to the difference between the value of the securities that would have been issuable upon payment of the exercise price and the exercise price.

         At any time prior to the tenth day following an event described in (i) through (v), above, the Board of Directors may redeem all outstanding Rights at a price of $0.001 per Right, and may amend the Rights Agreement and the Rights in any and all respects. The Rights will expire at the earliest date of their redemption or June 20, 2006.

SECTION 203 OF THE DELAWARE LAW

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law the ("DGCL"). Section 203 of the DGCL prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or an affiliate of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203 of the DGCL, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or became an interested stockholder with the approval of a majority of the corporation's directors. The provisions of Section 203 of the DGCL requiring a supermajority vote of disinterested shares to approve certain corporate transactions could enable a minority of the Company's stockholders to exercise veto power over such transactions.

TRANSFER AGENT

         The Company's transfer agent and registrar for its Common Stock is Wells Fargo Bank, N.A.

                              PLAN OF DISTRIBUTION

         The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

         Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities.

         No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of each offering of any such Securities.


                                  LEGAL MATTERS

         The validity of the Securities offered hereby will be passed upon for the Company by Barbara S. Polsky, Esq., Senior Vice President, General Counsel of the Registrant.


                                     EXPERTS

         The audited consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996, and the audited supplemental consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K/A dated September 16, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of One Stop Mortgage, Inc. incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated September 12, 1996, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OR ANY PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

Available Information.......................................................  2
Incorporation of Certain Documents by Reference.............................  2
The Company.................................................................  3
Use of Proceeds.............................................................  4
Ratio of Earnings to Fixed Charges..........................................  4
Description of Debt Securities..............................................  4
Description of Capital Stock................................................ 10
Plan of Distribution........................................................ 12
Legal Matters............................................................... 12
Experts..................................................................... 12

                                  ------------

                                  $300,000,000

                           AAMES FINANCIAL CORPORATION



                        DEBT SECURITIES AND COMMON STOCK

                                  ------------
                                   PROSPECTUS
                                  ------------

PART II.                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the offering are as follows:

                                                                    Amount
                                                               ----------------
Registration Fee Under Securities Act of 1933............      $    103,448
NASD Filing Fee..........................................      $       *
Blue Sky Fees and Expenses...............................      $       *
Printing and Engraving Certificates......................      $       *
Legal Fees and Expenses..................................      $     10,000
Accounting Fees and Expense..............................      $      5,000
Registrar and Transfer Agent Fees........................      $       *
Miscellaneous Expenses...................................      $      1,552
         TOTAL...........................................      $    120,000
                                                               ================

- -----------------

* Not applicable or none.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has adopted provisions in its Certificate of Incorporation which limit the liability of directors. As permitted by applicable provisions of the Delaware General Corporation law (the "Delaware Law"), directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its stockholders, that involve intentional misconduct or knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its stockholders, or that show a reckless disregard for his duty to the Company or its stockholders in circumstances in which he was or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its stockholders, or (iii) based on transactions between the Company and its directors or other corporations with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the Delaware Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company must indemnify its directors and officers to the full extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary under the Delaware Law, and the Company has entered into indemnification agreements (the "Indemnification Agreements") with its directors providing such indemnity. The Indemnification Agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to an Indemnification Agreement.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         See the Exhibit Index of this Registration Statement.

ITEM 17.          UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on September 12, 1996.

                                              AAMES FINANCIAL CORPORATION
                                              (Registrant)


                                              By:    /s/ Gary K. Judis
                                                  ------------------------------
                                                    Gary K. Judis
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary K. Judis and Gregory J. Witherspoon and each of them, his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

    Signature                                        Title                                                 Date
    ---------                                        -----                                                 ----

 /s/ Gary K. Judis                                Chief Executive Officer,                       September 12, 1996
- ----------------------------------
Gary K. Judis                                     President, Director

 /s/ Cary H. Thompson                             Chief Operating Officer, Director              September 12, 1996
- ----------------------------------
Cary H. Thompson

 /s/ Gregory J. Witherspoon                       Executive Vice President - Finance,            September 12, 1996
- ----------------------------------
Gregory J. Witherspoon                            Chief Financial Officer, Director

 /s/ Bobbie J. Burroughs                          Executive Vice President - Administration,     September 12, 1996
- ----------------------------------
Bobbie J. Burroughs                               Secretary, Director

 /s/ Mark E. Elbaum                               Senior Vice President - Finance,               September 12, 1996
- ----------------------------------
Mark E. Elbaum                                    Principal Accounting Officer

 /s/ Neil B. Kornswiet                            Executive Vice President, Director             September 12, 1996
- ----------------------------------
Neil B. Kornswiet

 /s/ Joseph R. Cerrell                            Director                                       September 12, 1996
- -----------------------------------
Joseph R. Cerrell

 /s/ Dennis F. Holt                               Director                                       September 12, 1996
- -----------------------------------
Dennis F. Holt

 /s/ Melvyn Kinder                                Director                                       September 12, 1996
- -----------------------------------
Melvyn Kinder

                                  EXHIBIT INDEX


No.                              Item                                                                               Page
- ------------------------------------------------------------------------------------------------------------------------
1.1        Form of Underwriting Agreement for Debt Securities.(1)
1.2        Form of Underwriting Agreement for Common Stock.(1)
4.3        Form of Specimen Common Stock Certificate.(2)
5.1        Opinion of Barbara S. Polsky, Esq., Senior Vice President, General Counsel of the Registrant
10.1       Form of Trust Indenture Agreement.
12.1       Statement re Computation  of Ratio Earnings to Fixed Charges.
23.1       Consent of Price Waterhouse LLP.
23.2       Consent of KPMG Peat Marwick LLP.
23.3       Consent of Barbara S. Polsky, Esq., Senior Vice President, General Counsel of the Registrant (included in Exhibit 5.1).
25.0       Statement of Eligibility of Trustee.(1)
27.0       Financial Data Schedule.(2)



- -----------------------------
1.         To be supplied by Amendment.
2. Incorporated by reference from Registrant's Annual Report on Form 10-K for the Year Ended June 30, 1996.


                                       17